Exhibit 4.2

THIS THIRD SUPPLEMENTAL INDENTURE is dated as of March 15, 2017, among Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”), and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”).

RECITALS

A.            The Company and the Trustee executed and delivered an Indenture, dated as of December 28, 2016 (the “Base Indenture”), to provide for the issuance by the Company from time to time of debt securities evidencing its indebtedness.

B.            Pursuant to resolutions of the Board of Directors, the Company has authorized the issuance of the Offered Securities (as defined herein).

C.            The entry into this Third Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture.

D.            The Company desires to enter into this Third Supplemental Indenture pursuant to Section 9.01 of the Base Indenture to establish the terms of the Offered Securities in accordance with Section 2.01 of the Base Indenture and to establish the form of the Offered Securities in accordance with Section 2.02 of the Base Indenture.

E.            All things necessary to make this Third Supplemental Indenture a valid indenture and agreement according to its terms have been done.

NOW, THEREFORE, for and in consideration of the foregoing premises, the Company, the Trustee and the Paying Agent mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Offered Securities as follows:

ARTICLE I.

Section 1.01         Definitions of Terms.

(a)           Capitalized terms used but not defined in this Third Supplemental Indenture shall have the meanings ascribed thereto in the Base Indenture.

(b)           As used herein, the following terms shall have the following meanings with respect to the Offered Securities only:

“Offered Securities” means the 1.000% Senior Notes due 2023 issued pursuant to this Third Supplemental Indenture, in an initial aggregate principal amount of €1,000,000,000, together with any additional Securities of such series issued pursuant to Section 2.01(b) of the Base Indenture.

“Reference Bond” means, in relation to any Treasury Rate calculation, a German government bond whose maturity is closest to the maturity of the Offered Securities, or if the Company or an independent investment bank appointed by the Company considers that such similar bond is not in issue, such other German government bond as the Company or an independent investment bank appointed by the Company, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company or an independent investment bank appointed by the Company, determine to be appropriate for determining the Treasury Rate.

“Remaining Scheduled Payments” means, with respect to each Offered Security to be redeemed, the remaining scheduled payments of principal of and interest on the relevant Offered Security that would be due after the related redemption date but for the redemption. If that redemption date is not an Interest Payment Date with respect to an Offered Security, the amount of the next succeeding scheduled interest payment on the relevant Offered Security will be reduced by the amount of interest accrued on the Offered Security to the redemption date.

“Treasury Rate” means the rate per annum (which, if less than zero, shall be deemed to be zero) equal to the annual equivalent yield to maturity of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its principal amount) equal to the middle market price of the Reference Bond prevailing at 11:00 a.m. (London time) on the third Business Day preceding such redemption date as determined by the Company or an independent investment bank appointed by the Company.

Section 1.02         Terms of Offered Securities.  The following terms relate to the Offered Securities:

(1)           The Offered Securities constitute a single series of securities having the title “1.000% Senior Notes due 2023”.

(2)           The initial aggregate principal amount of the Offered Securities that may be authenticated and delivered under the Base Indenture (except for Offered Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Offered Securities pursuant to Section 2.05, 2.06, 2.07, 2.11 or 3.03 of the Base Indenture) is €1,000,000,000.

(3)           The entire Outstanding principal of the Offered Securities shall be payable on September 15, 2023.

(4)           The Offered Securities will bear interest at a rate of 1.000% per annum.  The basis upon which interest shall be calculated will be the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the Offered Securities (or March 15, 2017, if no interest has been paid on the Offered Securities), to but excluding the next scheduled Interest Payment Date. This payment convention is referred to as “ACTUAL/ACTUAL (ICMA),” as defined in the statutes, by-laws, rules and recommendations published by the International Capital Markets Association (the “ICMA Rulebook”).

(5)           Interest on the Offered Securities shall accrue from March 15, 2017, or, if later, the most recent Interest Payment Date to which interest in respect of the Offered Securities has been paid or provided for.  The Interest Payment Date for the Offered Securities shall be September 15 of each year, beginning on September 15, 2017.  Interest in respect of the Offered Securities shall be payable annually in arrears on each applicable Interest Payment Date to the applicable Holders of record at the close of business on the September 1 next preceding such Interest Payment Date (the “regular record date”).

(6)           The Company initially appoints Elavon Financial Services DAC, UK Branch (“Elavon, UK Branch”) as Paying Agent with respect to the Offered Securities pursuant to Section 4.03 of the Base Indenture until such time as Elavon, UK Branch has resigned or a successor has been appointed. Elavon, UK Branch hereby accepts such initial appointment, and the Company confirms that such initial appointment is acceptable to it. Elavon, UK Branch shall have all of the rights, privileges, protections and immunities granted to the Trustee in the Indenture mutatis mutandis. Principal of, premium, if any, interest on and additional amounts, if any, on the Offered Securities will be payable at the office or agency of the Paying Agent at Elavon Financial Services DAC, Block E, Cherrywood Business Park, Loughlinstown, Dublin, Ireland acting through its UK Branch (registered number BR009373) from its offices at Fifth Floor, 125 Old Broad Street, London EC2N-1AR, United Kingdom, until such time as the Company designates an alternate place of payment.

(7)           [Reserved].

(8)           Prior to June 15, 2023 (three months prior to the maturity date), the Company may, at its option, redeem the Offered Securities, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to the greater of (i) 100% of the principal amount of the Offered Securities to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date, on an annual basis (ACTUAL/ACTUAL (ICMA)), at a rate equal to the Treasury Rate plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

On or after June 15, 2023 (three months prior to their maturity date), the Company may, at its option, redeem the Offered Securities, in whole at any time or in part from time to time (in €1,000 increments, provided that any remaining principal amount thereof shall be at least the minimum authorized denomination of €100,000), at a redemption price equal to 100% of the principal amount of the Offered Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of Holders of record on the relevant regular record date to receive interest due on the relevant Interest Payment Date).

In addition, the Offered Securities may be redeemed pursuant to Article XIV of the Base Indenture.

(9)           Except as provided in Section 4.08 of the Base Indenture, the Offered Securities shall not be subject to redemption, repurchase or repayment at the option of any Holder thereof, upon the occurrence of any particular circumstance or otherwise.  The Offered Securities will not have the benefit of any sinking fund.

(10)         The Offered Securities shall be substantially in the form attached hereto as Exhibit A, the terms of which are herein incorporated by reference.

(11)         The Offered Securities will be issued in registered form without interest coupons and only in denominations of €100,000 and whole multiples of €1,000 in excess thereof.

(12)         All payments of interest and principal, including payments made upon any redemption or repurchase of the Offered Securities, will be payable in Euros.  If, on or after March 9, 2017, the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the control of the Company or if the Euro is no longer being used by the then member states of the European Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Offered Securities will be made in Dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euros will be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent Dollar/Euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Offered Securities so made in Dollars will not constitute an Event of Default under the Offered Securities or the Indenture.  Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

(13)         [Reserved].

(14)         [Reserved].

(15)         The Offered Securities shall be issuable in whole in the registered form of one or more Global Securities, and the common depositary on behalf of Euroclear and Clearstream shall be the initial Depositary.

(16)         The Offered Securities will not be convertible into or exchangeable for other Securities, common shares or other securities of the Company.

(17)         [Reserved].

(18)         [Reserved].

(19)         [Reserved].

(20)         Upon the Company’s request, each Holder and beneficial owner shall provide a properly completed and executed IRS Form W-9 or IRS Form W-8, as applicable, as would have been applicable if the Company were incorporated in the United States of America, any State thereof or the District of Columbia.

(21)         The Offered Securities may be defeased in accordance with the provisions of Section 11.03 of the Base Indenture and the Indenture shall cease to be of further effect with respect to the Offered Securities in accordance with the provisions of Section 11.02 of the Base Indenture; provided, however, that (a) for purposes of defeasance of the Offered Securities and satisfaction and discharge of the Indenture with respect to the Offered Securities and (b) as otherwise used in Article XI of the Base Indenture with respect to the Offered Securities, the term “Governmental Obligations” shall have the meaning set forth in Section 1.03(a) of this Third Supplemental Indenture.

(22)         [Reserved].

(23)         The Offered Securities will be issued as Unrestricted Securities.

(24)         No Offered Securities shall be issued with guarantees.

(25)         The additional provisions set forth in Section 1.03 shall be applicable to the Offered Securities.

Section 1.03         Additional Terms of Offered Securities.

(a)           For purposes of the Base Indenture and this Third Supplemental Indenture, with respect to the Offered Securities the term “Governmental Obligations” means (x) any security which is (i) a direct obligation of the German government or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the German government the payment of which is fully and unconditionally guaranteed by the German government, the central bank of the German government or a governmental agency of the German government, which, in either case (x)(i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (x)(i) or (x)(ii) above or in any specific principal or interest payments due in respect thereof.

(b)           Claims against the Company for the payment of principal or Additional Amounts, if any, of the Offered Securities will be prescribed ten years after the applicable due date for payment thereof. Claims against the Company for the payment of interest, if any, of the Offered Securities will be prescribed five years after the applicable due date for payment of interest.

(c)           The third and fourth sentences of Section 2.05(c) of the Base Indenture shall not apply to the Offered Securities, and instead the following shall apply:

Each Global Security is exchangeable for Definitive Securities only if (1) the Depositary for such Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security and a successor Depositary is not appointed by the Company within 90 days after receiving that notice; (2) upon request of a Holder of any Offered Securities upon the occurrence and continuance of an Event of Default with respect to the Offered Securities;

or (3) the Company determines that such Global Security will be exchangeable for Definitive Securities and notifies the Trustee of its decision. Upon the occurrence of any of the foregoing clauses (1), (2) and (3), the provisions of Section 2.11 of the Base Indenture shall no longer apply to the Offered Securities.

(d)           The second sentence of Section 2.11(a) of the Base Indenture shall not apply to the Offered Securities, and instead the following shall apply:

The Holder of a Global Security representing an Offered Security shall be the only Person entitled to receive payments in respect of Offered Securities represented by such Global Security, and the Company will be discharged by payment to, or to the order of, the Holder of such Global Security in respect of each amount so paid. After payment to the Depositary (or its nominee) of interest, principal or other amounts in respect of the Offered Securities represented by a Global Security, the Company will not have responsibility or liability for the payment of such amounts to Euroclear or Clearstream or to Holders or beneficial owners of book-entry interests in the Offered Securities. Each Person owning a beneficial interest in an Offered Security must rely on the procedures of the Depositary and, if such Person is not a Participant, on the procedures of the Participant through which such Person owns its interest, in order to exercise any rights of a Holder of Offered Securities.

(e)           Any notice or communication by the Company or the Trustee to the Paying Agent is duly given if in writing and delivered electronically or in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the following address:

Elavon Financial Services DAC, UK Branch

Fifth Floor

125 Old Broad Street

London

EC2N-1AR

United Kingdom

Facsimile: 44 (0)207 365 2577

Attention: MBS Relationship Management

ARTICLE II.

MISCELLANEOUS

Section 2.01         Confirmation of Indenture.  The Base Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Third Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.02         Concerning the Trustee.  In carrying out the Trustee’s responsibilities hereunder, the Trustee shall have all of the rights, protections and immunities which it possesses under the Indenture.  The recitals contained herein and in the Offered Securities, except the certificate of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture or of the Offered Securities.  The Trustee shall not be accountable for the use or application by the Company of the Offered Securities or the proceeds thereof.  The Company hereby reaffirms its obligations under the Base Indenture to indemnify and hold harmless the Trustee as required under Article 7 of the Base Indenture, including under Section 7.06 of the Base Indenture. This indemnity shall survive the final payment in full of the Offered Securities and the resignation or removal of the Trustee solely to the extent expressly provided in Article 7 of the Base Indenture.

Section 2.03         Governing Law.  This Third Supplemental Indenture and the Offered Securities shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

Section 2.04         Separability.  In case any provision in this Third Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.05         Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.06         No Benefit.  Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors or assigns, and the Holders of the Offered Securities, any benefit or legal or equitable rights, remedy or claim under this Third Supplemental Indenture or the Base Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the day and year first above written.

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/Frank A. Voltolina
Name:	Frank A. Voltolina
Title:	Vice President and Corporate Treasurer

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/Yvonine Siira
Name: Yvonine Siira
Title: Vice PResident

[Signature Page to Third Supplemental Indenture]

ELAVON FINANCIAL SERVICES DAC, UK BRANCH,
as Paying Agent

By:	/s/Laurence Griffiths
Name: Laurence Griffiths
Title: Authorised Signatory

By:	/s/Chris Hobbs
Name: Chris Hobbs
Title: Authorised Signatory

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

FORM OF 1.000% SENIOR NOTES DUE 2023

THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE (AS DEFINED HEREIN) GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.05(C) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

1.000% SENIOR NOTES DUE 2023

No. [ ]	€[ ]

Common Code 158047675

ISIN No. XS1580476759

CUSIP. 478375 AV0

JOHNSON CONTROLS INTERNATIONAL PLC

promises to pay to [USB Nominees (UK Limited)] [   ] or registered assigns, the principal sum of [    ] Euros[, or such other sum as is set forth in the Schedule of Increases or Decreases of the Global Security attached hereto,] on September 15, 2023.

Interest Payment Date:  September 15 of each year

Regular Record Date:  September 1 of each year

Each Holder of this Note (as defined below), by accepting the same, agrees to and shall be bound by the provisions hereof and of the Indenture described herein, and authorizes and directs the Trustee described herein on such Holder’s behalf to be bound by such provisions.  Each Holder of this Note hereby waives all notice of the acceptance of the provisions contained herein and in the Indenture and waives reliance by such Holder upon said provisions.

This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless the Certificate of Authentication hereon shall have been duly executed by the Trustee or Authenticating Agent by manual or facsimile signature of an authorized signatory.  The provisions of this Note are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed in accordance with Section 2.04 of the Indenture.

Date: [ ] [ ], 20[ ]

JOHNSON CONTROLS INTERNATIONAL PLC

Name:
Title:

Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

[By: ,
as Authenticating Agent]

By:
Name:
Title:

Dated:

JOHNSON CONTROLS INTERNATIONAL PLC

1.000% Senior Notes due 2023

This security is one of a duly authorized series of debt securities of Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), issued or to be issued in one or more series under and pursuant to an Indenture for the Company’s debt securities, dated as of December 28, 2016 (the “Base Indenture”), duly executed and delivered by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of March 15, 2017 (the “Third Supplemental Indenture” and, the Base Indenture as so supplemented, the “Indenture”), by and among the Company, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”).  By the terms of the Base Indenture, the Securities issuable thereunder are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Base Indenture.  This Security is one of the series designated on the face hereof (individually, a “Note,” and collectively, the “Notes”), and reference is hereby made to the Indenture for a description of the rights, limitations of rights, obligations, duties and immunities of the Trustee, the Company and the Holders of the Notes (the “Noteholders”).  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Base Indenture or the Third Supplemental Indenture, as applicable.

1.                          Interest.  The Company promises to pay interest on the principal amount of this Note at an annual rate of 1.000%.  The Company will pay interest annually in arrears on September 15 of each year (each such day, an “Interest Payment Date”).  If any Interest Payment Date, redemption date or maturity date of this Note is not a Business Day, then payment of principal, premium, if any, or interest shall be made on the next Business Day with the same force and effect as if made on the nominal date such payment was due, and no interest shall accrue for the period after such nominal date to the date of such payment on the next Business Day.  Interest on the Notes will accrue from the most recent date to which interest has been paid or duly provided for (or [March 15, 2017], if no interest has been paid).  Interest on the Notes will be calculated based on the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid (or [March 15, 2017], if no interest has been paid), to but excluding the next scheduled Interest Payment Date (ACTUAL/ACTUAL (ICMA)).

2.                                      Method of Payment.  The Company will pay the interest installment on this Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for the Notes to the Person in whose name this Note (or one or more Predecessor Securities hereto) is registered at the close of business on the regular record date referred to on the facing page of this Note for such interest installment.  In the event that this Note or a portion thereof is called for redemption and the redemption date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on this Note will be paid upon presentation and surrender of this Note as provided in the Indenture.  All payments of interest and principal, including payments made upon any redemption or repurchase of this Note, will be payable in Euros. If, on or after March 9, 2017, the Euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the control of the Company or if the Euro is no longer being used by the then member states of the European

Monetary Union that have adopted the Euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in Dollars until the Euro is again available to the Company or so used. In such circumstances, the amount payable on any date in Euros will be converted into Dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent Dollar/Euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in Dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

3.                          Paying Agent, Transfer Agent and Security Registrar.  Initially, Elavon Financial Services DAC, UK Branch will act as paying agent, and the Trustee will act as transfer agent and Security Registrar.  The Company may change or appoint any paying agent, Security Registrar or transfer agent without prior notice to any Noteholder.  The Company or any of its subsidiaries may act as paying agent, transfer agent or Security Registrar in respect of any Notes.

4.                          Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (“TIA”) as in effect from time to time.  The Notes are subject to all such terms, and Noteholders are referred to the Indenture and TIA for a statement of such terms.  The Notes are unsecured general obligations of the Company and constitute the series designated on the face hereof as the “1.000% Senior Notes due 2023”, initially limited to €1,000,000,000 in aggregate principal amount.

The Company will furnish to any Noteholder upon written request and without charge a copy of the Base Indenture and the Third Supplemental Indenture.  Requests may be made to: Johnson Controls International plc, One Albert Quay, Cork, Ireland.

5.                          Optional Redemption.  The Notes will be subject to redemption in accordance with the terms of Section 1.02(8) of the Third Supplemental Indenture and Articles III and XIV of the Base Indenture.  If the giving of notice of redemption shall have been completed as provided in the Indenture, interest on such Notes or portions of Notes will cease to accrue on and after the date fixed for redemption, unless the Company defaults in the payment of the applicable redemption price and accrued interest (if any) with respect to any such Note or portion thereof.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6.                          Change of Control Triggering Event.  Upon the occurrence of a Change of Control Triggering Event with respect to the Notes, unless the Company has exercised its right to redeem the Notes by giving irrevocable notice on or prior to the 30th day after the Change of Control Triggering Event in accordance with the Indenture, each Holder of Notes will have the right to require the Company to purchase all or a portion of such Holder’s Notes pursuant to a Change of Control Offer in accordance with Section 4.08 of the Base Indenture.

7.                          Denominations, Transfer, Exchange.  The Notes are in registered form without interest coupons in the denominations of €100,000 or any integral multiple of €1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  Subject to and in accordance with Section 2.05 of the Base Indenture, the Notes may be presented for exchange or for registration of transfer at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose.

8.                          Persons Deemed Owners.  Prior to the due presentment for the registration of a transfer of any Note, the Company, the Trustee, any applicable paying agent, any transfer agent and any Security Registrar may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and neither the Company nor the Trustee nor any applicable paying agent, transfer agent or Security Registrar shall be affected by any notice to the contrary.

9.                          [Reserved].

10.                   [Reserved].

11.                   Defaults and Remedies.  If an Event of Default shall have occurred and be continuing in respect of the Notes, in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Company, and to the Trustee if given by such Noteholders, may declare the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in the Indenture or in the Notes to the contrary.

12.                   Trustee, Paying Agent, Transfer Agent and Security Registrar May Hold Notes.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest, it must either eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.  Any Authenticating Agent, paying agent, transfer agent or Security Registrar may do the same with like rights and duties.  The Trustee must also comply with Section 7.08 of the Base Indenture.

13.                   No Recourse Against Others.  No recourse under or upon any obligation, covenant or agreement of the Indenture, or of any Note, or for any claim based thereon or otherwise in respect hereof or thereof, shall be had against any incorporator, shareholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor Person, either directly or through the Company or any such predecessor or successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that the Indenture, the Notes and the obligations issued hereunder and thereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, shareholders, officers or directors as such, of the Company or of any predecessor or successor Person, or any of them, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, shareholder, officer or director as such, because of the creation of the indebtedness authorized by the Indenture, or under or by reason of the obligations, covenants or agreements contained in the Indenture or in any of the Notes or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture and the issuance of the Notes.

14.                   Discharge of Indenture.  The Indenture contains certain provisions pertaining to discharge and defeasance, which provisions shall for all purposes have the same effect as if set forth herein.

15.                   Authentication.  This Note shall not be valid until the Trustee or Authenticating Agent signs the certificate of authentication attached to the other side of this Note.

16.                   [Reserved].

17.                   Additional Amounts.  The Company is obligated to pay Additional Amounts on this Note to the extent provided in Article XIV of the Indenture.

18.                   Abbreviations.  Customary abbreviations may be used in the name of a Noteholder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

19.                   Governing Law.  The Indenture and this Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would require the application of any other law.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                               agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this
Note)

Signature Guarantee:

SCHEDULE OF INCREASES OR DECREASES OF THE GLOBAL SECURITY

The initial outstanding principal amount of this Global Security is €[        ]. The following increases and decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal Amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Security Registrar or Trustee